UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 18, 2009

iGo, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907	86-0843914
(Commission File Number)	(IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
     On February 18, 2009, iGo, Inc. (the “Company”) committed to, and completed, a workforce reduction designed to reduce the Company's operating expenses. As a result of the workforce reduction, the Company expects to incur total cash expenditures of approximately $400,000 in 2009.
Item 5.02. Departure of Directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective February 18, 2009, Joan W. Brubacher departed iGo, Inc. (the “Company”) and will no longer serve as its Executive Vice President, Chief Financial Officer and Treasurer. Pursuant to Ms. Brubacher’s employment agreement, and contingent upon her execution of a separation agreement and general release, Ms. Brubacher will continue to receive her base salary and healthcare benefits for a period of one year. Further, effective February 19, 2009, Darryl S. Baker, formerly the Company’s Vice President, Controller and Chief Accounting Officer, was appointed Vice President, Chief Financial Officer and Treasurer. A press release announcing these changes was issued on February 20, 2009 and is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
     Mr. Baker, 40, joined the Company in October 2001 as Controller and was appointed Vice President in May 2002. Prior to joining the Company, from 1997 to 2001, Mr. Baker served as corporate controller for various publicly traded and entrepreneurial companies, including SkyMall and Integrated Information Systems. Prior to 1997, Mr. Baker was an audit manager for Ernst & Young. Mr. Baker holds a bachelor’s degree in Accountancy from the Marriott School of Management at Brigham Young University and is a Certified Public Accountant.
     Mr. Baker’s current annual base salary is $175,000 and he is eligible to receive an annual bonus pursuant to the Company’s 2008 Executive Bonus Plan based on the Company’s overall business and financial performance, with a target bonus set at 30% of Mr. Baker’s annual base salary. Mr. Baker does not have an employment agreement with the Company. Mr. Baker is entitled, however, under a Company-wide severance policy, to receive a lump sum of six months’ base salary and continued health benefits for a period of six months in the event he is terminated without cause or as a result of his constructive termination. Mr. Baker is also a party to a change in control agreement under which, for two (2) years after a change in control, as defined in the agreement, if his employment is involuntarily terminated, as defined in the agreement, he will receive a lump sum of six months’ base salary and six months’ of his maximum bonus for the year in which he is terminated and, under the severance policy, continued health benefits for a period of six months. All equity compensation held by Mr. Baker will vest, on a pro rata basis from the date of grant, in the event of his death, disability, termination without cause, or retirement and, in full, upon a change in control of the Company.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release issued February 20, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iGO, INC.

Dated: February 23, 2009	By:	/s/ Michael D. Heil

	Name:	Michael D. Heil
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press Release issued February 20, 2009